Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact:	Glenn Mastro/Michele Kruchkowski
Mastro Communications, Inc.
732-469-5700 or gmastro@mastrocomm.com

DATREK PROFESSIONAL GOLF BAGS AND MILLER GOLF

ANNOUNCE MERGER

New Company to Be Publicly Traded as Datrek Miller International

Springfield, Tennessee, October 20, 2004 …Springfield, Tennessee-based Datrek Professional Golf Bags, Inc., and Rockland, Massachusetts-based Miller Golf Company, LLC, today announced a merger that will combine each company’s operations into one business entity. The new Company will be publicly traded as Datrek Miller International, Inc., however, each brand will continue to operate independently as the Datrek Professional Golf Bags subsidiary, and the Miller Golf subsidiary of Datrek Miller International.

Datrek Professional Golf Bags, Inc., for more than a quarter century, has been a premier designer and manufacturer of premium golf bags and accessories. Miller Golf, Inc. has been a leading golf accessory supplier to “Green Grass” golf facilities for over fifty years. Datrek will continue to focus on sports specialty channels, while Miller Golf will be dedicated to working with the green grass channel. As part of the announcement, the new Board of Directors of Datrek Miller International has named Michael Hedge, former Chairman of Miller Golf, as Chief Executive Officer.

In addition, Debi Ryan, who founded Datrek more than 25 years ago, will assume the role as Chief Operating Officer of the newly merged company. Dennis Ryan will serve as President and Chief Executive Officer of Datrek Professional Golf Bags, Inc. “Dennis and I are happy to announce this merger with Miller Golf,” said Debi Ryan, Founder, Datrek Professional Golf Bags, Inc. “Our experience in the golf bag industry, combined with Miller’s vast expertise in the general accessories sector, will combine to form a very formidable golf business operation.”

“Given the quality and breadth of the products and services each company brings to the golf industry, this merger made tremendous sense, as it positions Datrek Miller International as the industry’s most expansive full-service golf accessory company,” said Hedge. “Moreover, this merger creates an entity that will service over 7500 customers within the green grass, specialty markets, and sporting goods distribution channels.”

The new Company will be based at Datrek’s Springfield, Tennessee headquarters, and Miller Golf will transition its business operations from Rockland, Massachusetts to Springfield, Tennessee before the end of 2004. Miller Golf’s sales force and product delivery capabilities will remain intact. Together, the new entity will boast a national sales and service organization of more than 40 employee representatives, plus over 20 independent representatives. Overall, the Company will employ over 125 personnel from its Tennessee based location.

The Houston, Texas-based Stanford Financial Group, owner of Miller Golf since April, 2001, will own the majority of shares in Datrek Miller International, along with Dennis and Debi Ryan.

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DATREK MILLER INTERNATIONAL

SPRINGFIELD, TENNESSEE

About Stanford Financial Group

The Stanford Financial Group (www.stanfordfinancial.com) is a privately-held global network of affiliated companies that together form a powerful resource of financial services. As of April 2003, the Stanford organization maintained nearly $17 billion in deposits and assets under management or advisement. Although independent, each company works in cooperation with other Stanford affiliates to provide coordinated wealth management programs for more than 40,000 clients in 79 countries.

About Miller Golf:    Log onto www.millergolf.com

About Datrek Professional Golf Bags:    Log onto www.datrek.com

Investor Relations Contact:    Howard Gostfrand/American Capital Ventures

                                                     305-918-7000 or hg@amcapventures.com

Forward Looking Statements:

Statements contained in this news release which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. Datrek Miller International makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements. Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Datrek Miller International believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, Datrek Miller International’s success in integrating the operations of the merged businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, the successful integration of new management team members, continued and increased demand for its products, competition from larger and/or more experienced participants in the industry, its ability to continue to develop its markets, general economic conditions, and other factors that may be more fully described in Datrek Miller International’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures which describe certain factors which affect our business.

DATREK MILLER INTERNATIONAL

SPRINGFIELD, TENNESSEE